Exhibit 99.1
Valuation Policy and Procedures

Overview

Our board of directors has appointed a valuation committee comprised of independent directors, which we refer to herein as the valuation committee, to be responsible for the oversight of the valuation process, subject to the final approval of our board of directors. The valuation committee has adopted a valuation policy, as amended from time to time, that contains a comprehensive set of methodologies to be used in connection with the calculation of our NAV. As a public company, we are required to issue financial statements generally based on historical cost in accordance with GAAP. To calculate our NAV, we have adopted a valuation policy which is described below, which adjusts the value of certain of our assets and liabilities from historical cost to estimated fair value. As a result, our NAV will likely differ from the amount reported as stockholders’ equity on the face of our financial statements prepared in accordance with GAAP. For purposes of determining our NAV per share, the estimated fair value of our assets and liabilities will be determined using widely accepted methodologies and, as appropriate, the GAAP principals within the FASB Accounting Standards Codification under Topic 820, Fair Value Measurements and Disclosures. However, our valuation procedures and our NAV are not subject to GAAP and will not be subject to independent audit. Furthermore, no rule or regulation requires that we calculate NAV in a certain way.

We establish a new NAV per share on a monthly basis. We expect that we will publish the NAV per share generally within 15 calendar days following the last calendar day of each month.

The following is a summary of the valuation policy we expect to follow with respect to each determination of a NAV per share for each class of our common stock.

Independent Valuation Advisor

We have engaged Altus Group U.S., Inc., which we refer to as Altus Group, a third-party valuation firm, to review the third-party appraisals of our properties and interim valuations prepared by our Advisor as well as review the reasonableness of those valuations and a review of our monthly NAV calculation, as further described below. Our Advisor, with the approval of our board of directors, including the valuation committee, may engage additional valuation advisors in the future, as deemed necessary.

Altus Group will discharge its responsibilities in accordance with our valuation policy. Our valuation committee will not be involved in the monthly valuation of our assets and liabilities but will periodically receive and review the information about the valuation of our assets and liabilities as it deems necessary to exercise its oversight responsibility. The NAV per share calculation for each class of shares will be reviewed by Altus Group by utilizing the third-party appraised values, the third-party valuations of our certain other assets and liabilities and interim valuations and other information provided by our Advisor regarding balances of cash, tenant and other receivables, accounts payable and accrued expenses, distributions payable and other assets and liabilities.

We expect to obtain a written report from Altus Group which will set forth a summary of the processes and methodologies undertaken in their review of the valuations, a description of the scope of the reviews performed by them and any limitations thereto, the data and assumptions used for the review, the applicable industry standards used for the valuation, any other matters related to the valuation analysis and a review of our NAV per share calculation for each class of our common stock.

Altus Group and/or certain other independent third-party appraisers have provided, and are expected to continue to provide, real estate appraisal, appraisal management and real estate valuation advisory services to Hines Global and its affiliates and have received, and are expected to continue to receive, fees in connection with such services. Altus Group and certain of the independent third-party appraisers and their respective affiliates may from time to time in the future perform other commercial real estate and financial advisory services for Hines Global and its affiliates, or in transactions related to the properties that are the subjects of the valuations being performed for us, or otherwise, so long as such other services do not adversely affect the independence of Altus Group or the applicable appraiser as certified in the applicable appraisal report.

Valuation of Assets

Real Estate Properties

With the authorization of our board of directors, each of our real properties will be appraised by a third party approximately once every 12 calendar months. In order to provide a smooth and orderly appraisal process, we will seek to have approximately 1/4th of our portfolio appraised each quarter, although we may have more or less properties appraised in a quarter. The acquisition price of newly-acquired properties may serve as their estimated fair value for purposes of calculating our NAV for a period of up to one year following their acquisition, and thereafter will be part of the appraisal cycle described above.

Our third-party appraisal firms will utilize recognized industry standards prescribed by the Uniform Standards of Professional Appraisal Practice or the similar industry standard for the country where the property appraisal is conducted (such as the Royal Institution of Chartered Surveyors), of each of the real estate properties we own and will assign a discrete estimated fair value for each property. All appraisals of properties will be conducted by appraisers possessing a Member Appraisal Institute designation or similar designation or, for international appraisals, by a public certified expert for real estate valuations, qualified to perform and oversee the appraisal work of the scope and nature required.

Our Advisor will monitor our properties for events that our Advisor believes may be expected to have a material impact on the most recent estimated fair values of such property and will notify Altus Group of such events. If, in the opinion of our Advisor, an event becomes known to our Advisor (including through communication with our third-party valuation firm) that is likely to have any material impact on previously provided estimated fair values of the affected properties, our Advisor will adjust the valuation of such properties, subject to the review of reasonableness by Altus Group.

For example, a valuation adjustment may be appropriate to reflect the occurrence of an unexpected property-specific event, such as the termination or renewal of a material lease, a material change in vacancies, an unanticipated structural or environmental event at a property or a significant capital market event that may cause the estimated fair value of a property to change materially. Valuation adjustments may also be appropriate to reflect the occurrence of broader market-driven events identified by our Advisor or Altus Group which may impact more than one specific property. Any such adjustments will be estimates of the market impact of specific events as they occur, based on assumptions and judgments that may or may not prove to be correct, and may also be based on the limited information readily available at that time. If deemed appropriate by our Advisor or Altus Group, any necessary adjustment will be determined as soon as practicable.

Real Estate-Related Assets and Securities

Publicly traded debt and equity real estate-related assets that are not restricted as to salability or transferability are valued monthly based on publicly available information. Generally, to the extent the information is available, such assets are valued at the last trade of such securities that was executed at or prior to closing on the valuation day or, in the absence of such trade, the last “bid” price. The value of publicly traded debt and equity real estate-related assets that are restricted as to salability or transferability may be adjusted by the pricing source for a liquidity discount. In determining the amount of such discount, consideration will be given to the nature and length of such restriction and the relative volatility of the market price of the asset. Individual investments in non-publicly traded debt investments, such as mortgages, mortgage participations and mezzanine loans, will also be included in our determination of NAV at fair value.

Pursuant to our valuation procedures, our valuation committee approves the pricing sources of our real estate-related assets. In general, these sources are third parties other than Altus Group or our Advisor. However, we may utilize our Advisor or an affiliate of Hines as a pricing source if the asset is immaterial or there are no other pricing sources reasonably available. The third-party pricing source may, under certain circumstances, be Altus Group.

Valuation of Liabilities

We will include the estimated fair value of our liabilities as part of our NAV calculation. Our debt will be valued at fair value using widely accepted methodologies and, as appropriate, in accordance with GAAP. Estimates of fair value for property-level mortgage and corporate level debt will be prepared by our Advisor and reviewed for reasonableness by an independent third party. The value of non-recourse debt shall not exceed the value of the underlying real estate collateral, if applicable.

In addition to debt, we expect our liabilities will also include fees accrued and payable to our Advisor and other accrued liabilities for both the asset management fee and performance participation allocation, accounts payable, accrued operating expenses and certain other liabilities. We expect that the estimated fair value for such liabilities will generally be consistent with their value in accordance with GAAP.

NAV and NAV per Share Calculation

As previously described, we establish a new NAV per share on a monthly basis. We expect that we will publish the NAV per share generally within 15 calendar days following the last calendar day of each month.

We expect that each time it is determined, the NAV per share of each Class T share, Class S share, Class D share and Class I share will be the same, except in the unlikely event that the distribution fees payable by us exceed the amount otherwise available for distribution to holders of Class T shares and/or Class S shares and/or Class D shares in a particular period (prior to the deduction of the distribution and stockholder servicing fees), in which case the excess will be accrued as a reduction to the NAV per share of each Class T shares and/or Class S shares and/or Class D shares, as applicable.

In addition to using the estimated fair values of our real estate investments and our debt obligations, each determination of a new NAV per share will include the values of other assets and liabilities such as cash, tenant and other receivables, accounts payable and accrued expenses, distributions payable and other assets and liabilities, all of which will be valued at cost. Additionally, the calculation of the NAV per share will exclude certain items on our consolidated balance sheet that are determined to have no future value or economic impact on the valuation. Examples include receivables related to straight-line rental revenue and costs incurred to put debt in place. Other items such as intangible lease assets and liabilities related to our real estate investments and costs incurred for capital expenditures will be excluded from the calculation of NAV per share because they are already considered elsewhere in the real estate valuation. No liquidity discounts or discounts relating to the fact that we are externally managed will be applied to the NAV per share and no attempt will be made to value us as an enterprise.

In addition, as noted in the “Management—Our Advisor and Our Advisory Agreement” section of this prospectus, our Advisor advanced all of our organization and offering expenses on our behalf (other than upfront selling commissions, dealer manager fees and distribution and stockholder servicing fees) through December 31, 2018. We began reimbursing our Advisor for all such advanced expenses, as well as any organization and offering expenses incurred in prior periods related to our initial public offering, ratably over the 60 months following December 31, 2018, to the extent reimbursements to our Advisor for cumulative organization and offering expenses do not exceed an amount equal to 2.5% of gross offering proceeds from our public offerings. For purposes of calculating our NAV, the organization and offering expenses paid by our Advisor through December 31, 2018 will not be recognized as expenses or as a component of equity and reflected in our NAV until we reimburse our Advisor for these costs. The NAV per share for each class is calculated by dividing such class’s NAV at the end of each month by the number of shares outstanding for that class at the end of such month.

The calculation of the NAV per share will not reflect any distribution and stockholder servicing fees that may become payable after the date of the calculation, which fees may not ultimately be paid in certain circumstances, including if the Company was liquidated or if there was a listing of our common shares. Any estimated liability for future potential distribution and stockholder servicing fees, which will be accrued under GAAP at the time the corresponding share is sold, will not be reflected in the calculation of the NAV per share.

While the methodologies contained in our valuation guidelines are designed to operate reliably within a wide variety of circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as a significant disruption in relevant markets, a terrorist attack or an act of nature), our ability to calculate NAV may be impaired or delayed, including, without limitation, circumstances where there is a delay in accessing or receiving information from vendors or other reporting agents upon which we may rely in calculating the NAV per share. In these circumstances, a more accurate valuation of our NAV per share could be obtained by using different assumptions or methodologies. Accordingly, in special situations when, in our Advisor’s reasonable judgment, the administration of the valuation guidelines would result in a valuation that does not represent a fair and accurate estimate of the value of the investment, alternative methodologies may be applied, and our Advisor must notify our board of directors at the next scheduled board meeting of any alternative methodologies utilized and their impact on the overall valuation of our investment. Notwithstanding the foregoing, our board of directors may suspend this offering and/or the share redemption program if it determines that the calculation of our NAV per share is materially incorrect or unreliable or there is a condition that restricts the valuation of a material portion of our assets. For a description of the risks associated with the calculation of and reliance on an NAV per share of our Class T shares, Class S shares, Class D shares and Class I shares, see “Risk Factors—Risks Related to Investing in this Offering—Valuations and appraisals of our properties, real estate-related assets and real estate-related liabilities are estimates of fair value and may not necessarily correspond to realizable value.”

As noted above, we conduct monthly valuations of our common stock. We expect that we will publish the NAV per share generally within 15 calendar days as of the last calendar day of each month. Promptly following any adjustment to the transaction price per share (which will impact the offering prices per share), we will file a prospectus supplement or post-effective amendment to the registration statement with the SEC disclosing the adjusted transaction prices and the effective date of such adjusted transaction prices. We also will post the updated information on our website at https://www.hinesglobalincometrust.com. The new NAV per share will be the new transaction price for each share class.

Oversight by our Board of Directors

All parties engaged by us or involved in the valuation of our assets or calculation of our NAV, including Altus Group and our Advisor, are subject to the oversight of our board of directors, including our valuation committee. As part of this process, our Advisor reviews the estimates of our valuations for consistency with our valuation guidelines and informs our board of directors of its conclusions. Additionally, all such parties are available to meet with our board of directors and valuation committee to review valuation information, as well as our valuation policy and the operation and results of the valuation process generally. Our valuation committee has the right to engage additional valuation firms and pricing sources to review the valuation process or valuations, if deemed appropriate.
3